Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated November 7, 2003 in Post-effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-99293) and related Prospectus of TSI Telecommunication Holdings, LLC, TSI Telecommunication Services Inc., TSI Telecommunication Holdings, Inc., TSI Telecommunication Network Services Inc., TSI Finance Inc. and TSI Brience, LLC for the registration of $25,000,000 of 12 3/4% Senior Subordinated Notes.

/s/ Ernst & Young LLP

Tampa, Florida

November 14, 2003